UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Agreement and Plan of Merger

On January 8, 2018, Assurant, Inc. (“Assurant” or the “Purchaser”) entered into an Amended and Restated Agreement and Plan of Merger (the “A&R Merger Agreement”), with TWG Holdings Limited, a Bermuda limited company (“TWG”), TWG Re, Ltd., a corporation incorporated in the Cayman Islands (“TWG Re”), Arbor Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of TWG (“TWG Merger Sub”) (solely for purposes of Article III and Article VIII thereof) and Spartan Merger Sub, Ltd., a Bermuda exempted limited company and a direct wholly owned subsidiary of Assurant (“Merger Sub”). The A&R Merger Agreement amends and restates in its entirety that certain Agreement and Plan of Merger entered into by Assurant, TWG, TWG Re and TWG Merger Sub on October 17, 2017 (the “Original Merger Agreement”).

Under the terms of the A&R Merger Agreement and subject to the satisfaction or waiver of the conditions therein, in lieu of the transactions contemplated by the Original Merger Agreement, Assurant will acquire TWG through a transaction in which Merger Sub will merge with and into TWG, with TWG continuing as the surviving corporation and as a wholly owned subsidiary of Assurant (the “Merger”). In addition, prior to the Merger, each of TWG and TWG Re will undertake an internal reorganization such that at the time of the Merger, the outstanding capital stock of TWG will consist exclusively of ordinary shares and TWG Re will become a wholly owned subsidiary of TWG. As a result of the Merger, the equityholders of TWG will receive, in aggregate, approximately $860 million in cash (the “Cash Consideration”), based on Assurant’s closing stock price on January 8, 2018, subject to adjustment as described below, and 10,400,000 shares of Assurant common stock (the “Stock Consideration”), which represents approximately 19.8% of Assurant’s currently outstanding shares of common stock.

If the Purchaser Closing Stock Price (as defined in the A&R Merger Agreement) is greater or less than $95.4762 by not more than 10%, the Cash Consideration will be decreased or increased, respectively, by the value such difference in stock price represents in respect of the Stock Consideration (immediately prior to the Merger).

Pursuant to the A&R Merger Agreement, TWG, TWG Merger Sub, Assurant and Merger Sub make, in some cases as of the date of the A&R Merger Agreement, and in other cases as of the date of the Original Merger Agreement, certain customary representations and warranties on behalf of themselves and their respective subsidiaries that are subject, in some cases, to certain qualifications (including qualifications as to knowledge, materiality, time and dollar amount), and are further modified and limited by confidential disclosure schedules provided by TWG and Assurant.

TWG and Assurant have undertaken customary covenants in the A&R Merger Agreement including agreements by each of TWG and Assurant (i) to continue conducting its respective businesses in the ordinary course, consistent with past practice and in compliance with applicable law, (ii) not to engage in certain specified kinds of transactions, (iii) to seek all necessary regulatory approvals and filings and (iv) in the case of Assurant, to not take any actions that could cause the transactions contemplated by the A&R Merger Agreement to require approval by Assurant’s stockholders.

The obligations of each of the parties to effect the Merger are subject to customary conditions, including the expiration or termination of applicable waiting periods under antitrust laws and receipt of certain regulatory and governmental approvals. In addition, the obligations of Assurant and TWG will be subject to entry by Assurant and certain pre-closing TWG equityholders at closing into a (x) Stockholder Rights Agreement granting such equityholders, among other things, the right to designate up to two additional directors to the board of directors of Assurant and providing certain lock-up provisions and transfer restrictions in respect of Assurant common stock held by such equityholders, and (y) Registration Rights Agreement providing for certain registration rights in favor of such equityholders.

The A&R Merger Agreement may be terminated at any time prior to the closing: (i) by mutual written consent of Assurant and TWG; (ii) by either Assurant or TWG if the Merger has not been consummated on or before December 17, 2018; (iii) by either Assurant or TWG if any governmental authority has issued a material injunction, judgment or ruling that has the effect of enjoining or otherwise prohibiting the consummation of the Merger or related transactions; or (iv) by each party if the other has failed to perform certain representations, warranties, covenants or other agreements contained in the A&R Merger Agreement, in some cases subject to the opportunity to cure.

In addition, if at the applicable measurement date, the Purchaser Pre-Closing Stock Price (as defined in the A&R Merger Agreement) has decreased or increased more than 20% from $95.4762, Assurant or TWG, respectively, will have a right to increase or decrease the Cash Consideration by the value such difference in stock price greater than 20% represents in respect of the Stock Consideration (immediately prior to the Merger). This amount is in addition to the adjustment required where the Purchaser Closing Stock Price is greater or less than $95.4762 by 10% or less. If Assurant or TWG, as applicable, do not elect to so adjust the consideration, the A&R Merger Agreement may be terminated at the election of the other party.

The foregoing descriptions of the A&R Merger Agreement, the form of Stockholder Rights Agreement and the form of Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the A&R Merger Agreement and the forms of the Stockholder Rights Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 2.1, 4.1 and 4.2, respectively, and the terms of which are incorporated herein by reference.

The above description of the A&R Merger Agreement and the copy of the A&R Merger Agreement attached hereto have been included to provide summary information regarding its terms. The A&R Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Bridge Loan Commitment Letter

In connection with entering into the Original Merger Agreement, Assurant entered into a commitment letter, dated as of October 17, 2017 (as amended, supplemented or otherwise modified prior to the date hereof), with, inter alios, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), JPMorgan Chase Bank, N.A. (“JPMorgan”) and Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to which Morgan Stanley, JPMorgan, Wells Fargo and the other lenders party thereto committed to provide to Assurant, subject to the terms and conditions set forth therein, the full amount of a 364-day $1.0 billion senior unsecured bridge loan facility (the “Original Bridge Facility”).

In connection with entering into the A&R Merger Agreement, Assurant entered into a new commitment letter, dated as of January 8, 2018 (the “New Bridge Commitment Letter”), with Morgan Stanley, JPMorgan, Wells Fargo and Wells Fargo Securities, LLC (collectively, the “Lenders”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, committed to provide to Assurant the full amount of a 364-day $1.5 billion senior unsecured bridge loan facility, consisting of a $1.0 billion backstop tranche and a $500.0 million incremental tranche (the “Bridge Facility,” and the provision of such funds as set forth in the New Bridge Commitment Letter, the “Bridge Financing”). The Bridge Facility will replace the Original Bridge Facility.

The commitments with respect to the Bridge Financing are subject to certain customary closing conditions, including the consummation of the Merger in accordance with the terms of the A&R Merger Agreement. The Bridge Facility will contain certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and events of default, in each case applicable to Assurant and, where appropriate, its subsidiaries, that are customarily required for similar financings. In addition, the Bridge Facility will be subject to certain customary mandatory commitment reduction and prepayment events triggered by receipt of proceeds of certain debt and equity issuances and material asset sales, in each case subject to customary exceptions. Assurant will pay customary fees and expenses in connection with obtaining the Bridge Facility.

The foregoing description of the New Bridge Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the New Bridge Commitment Letter, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference herein. The shares of Assurant common stock to be issued in connection with the A&R Merger Agreement and the transactions contemplated thereby, including the Merger, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure

Assurant filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K the press release issued today in connection with the transaction and materials being used in connection with presentations to and conversations with investors beginning the date hereof.

The information being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act, as amended, or the Exchange Act.

Cautionary Statement

Some of the statements included in this Form 8-K, the press release and the investor presentation, in particular with respect to the proposed transaction, the benefits and synergies of the transaction, including operating synergies, future opportunities for Assurant and any statements regarding Assurant’s financing plans, the combined company’s future results, financial condition and operations, the impact of recently enacted U.S. tax reform legislation, anticipated business levels and offerings, planned activities, anticipated growth, market presence and opportunities, strategies, competition and other expectations, targets and financial metrics for future periods, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. Assurant undertakes no obligation to update any forward-looking statements in this Form 8-K, the press release or the investor presentation as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect Assurant’s results, please refer to the risk factors identified in Assurant’s annual and periodic reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

Exhibit 2.1	Amended and Restated Agreement and Plan of Merger, dated as of January 8, 2018, by and among Assurant, Inc., TWG Holdings Limited, TWG Re, Ltd., Arbor Merger Sub, Inc. and Spartan Merger Sub, Ltd.

Exhibit 4.1	Form of Stockholder Rights Agreement

Exhibit 4.2	Form of Registration Rights Agreement

Exhibit 10.1	$1.5 billion Senior Unsecured Bridge Facility Commitment Letter, dated as of January 8, 2018, by and among Assurant, Inc., Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC

Exhibit 99.1	Press release dated January 9, 2018.

Exhibit 99.2	Investor presentation slides to be used in connection with investor presentations.

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Amended and Restated Agreement and Plan of Merger, dated as of January 8, 2018, by and among Assurant, Inc., TWG Holdings Limited, TWG Re, Ltd., Arbor Merger Sub, Inc. and Spartan Merger Sub, Ltd.

Exhibit 4.1	Form of Stockholder Rights Agreement

Exhibit 4.2	Form of Registration Rights Agreement

Exhibit 10.1	$1.5 billion Senior Unsecured Bridge Facility Commitment Letter, dated as of January 8, 2018, by and among Assurant, Inc., Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC

Exhibit 99.1	Press release dated January 9, 2018.

Exhibit 99.2	Investor presentation slides to be used in connection with investor presentations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: January 9, 2018	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, Chief Legal Officer and Secretary